UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): October 24, 2019

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center
Indianapolis, Indiana 46285
(Address of Principal Executive Offices, and Zip Code)

(317) 276-2000
Registrant’s Telephone Number, Including Area Code

Not Applicable
                Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock (no par value)	LLY	New York Stock Exchange
1.000% Notes Due June 2, 2022	LLY22	New York Stock Exchange
7 1/8% Notes Due June 1, 2025	LLY25	New York Stock Exchange
1.625% Notes Due June 2, 2026	LLY26	New York Stock Exchange
2.125% Notes Due June 3, 2030	LLY30	New York Stock Exchange
6.77% Notes Due January 1, 2036	LLY36	New York Stock Exchange

Item 8.01 Other Events
On March 11, 2019, we completed the disposition of our remaining 80.2 percent ownership of Elanco Animal Health (Elanco) common stock through a tax-free exchange offer. As a result, beginning in our Quarterly Report on Form 10-Q for the first quarter of 2019, we presented Elanco as discontinued operations in our consolidated condensed financial statements for all periods presented. We are issuing this Current Report on Form 8-K to recast Elanco as discontinued operations as of and for each of the periods covered by our 2018 Annual Report on Form 10-K (Form 10-K).
Exhibit 99.1 of this current report on Form 8-K, which is incorporated herein by reference, presents a recast of the following sections of our Form 10-K to present Elanco as discontinued operations: Item 6. Selected Financial Data, Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition, Item 7A. Quantitative and Qualitative Disclosures About Market Risk, and Item 8. Financial Statements and Supplementary Data. Except as specifically set forth herein, no revisions have been made to the Company's Form 10-K to update for other information, developments, or events that have occurred since our Form 10-K was filed on February 19, 2019.
This Current Report on Form 8-K should be read in conjunction with our Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These subsequent SEC filings contain important information regarding events, developments, and updates affecting us and our expectations that have occurred since the filing of the Form 10-K.
We are also providing the following update regarding Trulicity. Revenue of Trulicity, a treatment for type 2 diabetes, increased 17 percent and 24 percent in the United States (U.S.) during the three and nine months ended September 30, 2019, respectively, primarily driven by increased demand, partially offset by lower realized prices resulting from the following negative price dynamics: higher contracted rebates, changes in segment mix, and increased coverage gap funding requirements in Medicare Part D. We expect these negative price dynamics to moderate by the end of 2019 and into 2020. Revenue outside the U.S. increased 50 percent and 45 percent during the three and nine months ended September 30, 2019, respectively, primarily driven by increased volume.
This Current Report on Form 8-K contains management’s current intentions and expectations for the future, which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially due to various factors, including due to competitive developments affecting current products and the impact of actions of governmental and private payers affecting the pricing of, reimbursement for, and access to pharmaceuticals. For additional information, refer to our latest Form 10-K and 10-Q and any 8-Ks filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this report.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following Exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
23.1	Consent of Independent Registered Public Accounting Firm
99.1
Recast of Eli Lilly and Company's Selected Financial Data, Consolidated Financial Statements and notes thereto as of December 31, 2018 and for each of the years ended December 31, 2018, 2017, and 2016, and the related Management's Discussion and Analysis of Results of Operations and Financial Condition.

101	Interactive Data Files (embedded within the Inline XBRL document)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ELI LILLY AND COMPANY
(Registrant)

By:    /s/ Donald A. Zakrowski
Name:    Donald A. Zakrowski
Title:     Vice President, Finance and
Chief Accounting Officer

Dated: October 24, 2019